                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           KING PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(KING PHARMACEUTICALS LETTERHEAD)
                                                                    May 15, 2000
To the Shareholders of
  KING PHARMACEUTICALS, INC.

     You are cordially invited to attend the Annual Meeting of Shareholders of King Pharmaceuticals, Inc., to be held on Friday, June 23, 2000 at 2:00 p.m. E.D.T. at the MeadowView Conference Resort & Convention Center in Kingsport, Tennessee. At the meeting, you will be asked to:

     - amend the Charter to increase the number of authorized shares of common stock to 300,000,000;

     - elect three Class II directors to serve until the 2003 annual meeting of shareholders;

     - ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2000; and

     - consider and act upon any other matters which properly come before the annual meeting or any adjournment of the meeting.

     In connection with the meeting, we are sending you a notice of annual meeting of shareholders, a proxy statement, and a form of proxy. These materials are enclosed.

     We would appreciate your completing the enclosed form of proxy whether or not you plan to attend the meeting. If you are present at the meeting and want to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the stamped envelope as soon as possible. Your vote is very important.

     Detailed information relating to King's activities and operating performance during 1999 is contained in our annual report to shareholders, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or do not have access to the 1999 Annual Report, please notify our Investor Relations Department by mail at 501 Fifth Street, Bristol, Tennessee 37620 or by telephone at (423) 989-8023.

                                          Very truly yours,

                                          /S/ JOHN M. GREGORY
                                          JOHN M. GREGORY
                                          Chairman of the Board
                                          and Chief Executive Officer

                           KING PHARMACEUTICALS, INC.
                                501 FIFTH STREET
                            BRISTOL, TENNESSEE 37620

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 23, 2000

     The regular annual meeting of shareholders of King Pharmaceuticals, Inc. will be held on June 23, 2000 at 2:00 p.m., E.D.T., at the MeadowView Conference Resort & Convention Center, Kingsport, Tennessee, for the following purposes:

     1. INCREASE AUTHORIZED COMMON STOCK. To amend the Charter to increase the number of authorized shares of common stock to 300,000,000;

     2. ELECTION OF DIRECTORS. To elect three Class II directors to serve until the 2003 annual meeting of shareholders;

     3. RATIFICATION OF AUDITORS.  To ratify the selection of
        PricewaterhouseCoopers LLP as independent auditors for 2000; and

     4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only those shareholders of record at the close of business on May 5, 2000 are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. On that day, 59,702,988 shares of common stock were outstanding. Each share entitles the holder to one vote.

     We have enclosed with this proxy statement a copy of our Annual Report to Shareholders.

                                          By Order of the Board of Directors

                                          /S/ JOSEPH R. GREGORY
                                          JOSEPH R. GREGORY
                                          Secretary

May 15, 2000

                             YOUR VOTE IS IMPORTANT

     PLEASE MARK, SIGN, AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                           KING PHARMACEUTICALS, INC.
                                501 FIFTH STREET
                            BRISTOL, TENNESSEE 37620

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

     Your vote is very important. For this reason, the Board of Directors is requesting that, if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement, the form of proxy and the annual report are being sent to you in connection with this request and are being mailed to all shareholders beginning on May 15, 2000.

                      INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

     Friday, June 23, 2000, 2:00 p.m. E.D.T.

WHERE WILL THE ANNUAL MEETING BE HELD?

     MeadowView Conference Resort & Convention Center, 1901 MeadowView Parkway, Kingsport, Tennessee, (423) 578-6600.

WHAT ITEMS WILL BE VOTED UPON AT THE MEETING?

     You will be voting on the following matters:

     1. INCREASE AUTHORIZED COMMON STOCK. To amend the Charter to increase the number of authorized shares of common stock to 300,000,000;

     2. ELECTION OF DIRECTORS. To elect three Class II directors to serve until the 2003 annual meeting of shareholders;

     3. RATIFICATION OF AUDITORS.  To ratify the selection of
        PricewaterhouseCoopers LLP as independent auditors for 2000; and

     4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

WHO CAN VOTE?

     You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, May 5, 2000. Each shareholder is entitled to one vote for each share of common stock held on that date. On May 5, 2000, there were 59,702,988 shares of common stock outstanding and entitled to vote.

HOW DO I VOTE BY PROXY?

     If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the Charter amendment to increase the number of authorized shares of common stock and for the ratification of auditors, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate.

     If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them

     - "FOR" the Charter amendment increasing the number of authorized shares of common stock; and

     - "FOR" the election of all of our nominees for director; and

     - "FOR" the ratification of PricewaterhouseCoopers LLP as our independent auditors.

     If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

     You can change or revoke your proxy at any time before it is voted at the annual meeting by:

     (1) submitting another proxy with a more recent date than that of the proxy first given;

     (2) attending the annual meeting and voting in person; or

     (3) sending written notice of revocation to our corporate secretary, Joseph
         R. Gregory.

HOW MANY VOTES ARE REQUIRED?

     If a quorum is present at the annual meeting,

     - the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting; and

     - the Charter amendment to increase the number of authorized shares of common stock, the approval of independent auditors and all other matters submitted to the shareholders will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE MEETING?

     A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

     We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, regular employees of King and paid solicitors may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. We have retained Corporate Investor Communications, Inc. to assist in the solicitation for a fee of $4,500 plus reasonable out-of-pocket expenses.

WHEN ARE THE 2001 SHAREHOLDER PROPOSALS DUE?

     Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2001 must be received by the Corporate Secretary, 501 Fifth Street, Bristol, Tennessee 37620, no later than January 15, 2001. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

                                 THE PROPOSALS
--------------------------------------------------------------------------------

             PROPOSAL 1 -- AMENDMENT OF THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 300,000,000

     The first proposal is to amend King's Charter to increase the number of authorized shares of common stock to 300,000,000. This amendment requires the affirmative vote of a majority of shares present or represented at the meeting.

     The additional authorized shares of common stock will be available for future issuance by King to give us flexibility in corporate planning and in responding to future business developments, including possible stock splits or dividends, financings and acquisition transactions, issuances under stock-based incentive plans and other general corporate purposes.

     Under some circumstances, issuances of additional shares of common stock could dilute the voting rights, equity and earnings per share of existing shareholders. This increase in authorized but unissued common stock could also be considered an anti-takeover measure because the additional unissued shares of common stock could be used by the Board to make a change in the control of King more difficult. The Board's purpose in recommending this proposal is not as an anti-takeover measure, however, but for the reasons discussed above.

     Authorized shares of common stock may be issued by the Board from time to time without further shareholder approval, except in situations where shareholder approval is required by law or the rules of any applicable stock exchange.

     THE BOARD RECOMMENDS A VOTE "FOR" THIS AMENDMENT OF THE CHARTER.
--------------------------------------------------------------------------------

                      PROPOSAL 2 -- ELECTION OF DIRECTORS

     The Board has nominated the following three individuals to serve as Class II directors: Joseph R. Gregory, Frank W. DeFriece, Jr. and Earnest W. Deavenport, Jr. We do not anticipate that any of these nominees will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The remaining members of the Board listed below will continue as members of the Board until their respective terms expire, as indicated below.

     INFORMATION ABOUT THE THREE INDIVIDUALS NOMINATED AS DIRECTORS AND THE REMAINING MEMBERS OF THE BOARD IS PROVIDED BELOW. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED BELOW UNLESS YOU SPECIFY OTHERWISE.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                             (TERMS EXPIRING 2003)

     JOSEPH R. GREGORY, age 45, has served as President of Monarch Pharmaceuticals, our wholly-owned subsidiary, since 1994, has served as a director since 1993, as Vice Chairman of the Board of King since December 1997 and as Vice Chairman of Operations for the Board since February 2000. Prior to joining King, he was the Chief Operating Officer of General Injectables and Vaccines, Inc. from 1987 to 1994 and also served as the President of Insource/Williams, Inc., a GIV subsidiary, from 1989 to 1994. He previously served as President of The Buying Group Network/A Service of Pharmacist Shared Services. He graduated from the University of Maryland School of Business with a B.S. in Business Administration in 1977.

     FRANK W. DEFRIECE, JR., age 79, has served as a director of King since October 1997. He has served as President, Vice President, fund administrator and board member of the Massengill DeFriece Foundation, Inc. since 1950. Since 1946 he served in various capacities with S. E. Massengill Company. He served as President of the S.E. Massengill Company from 1960 to 1971 when the company was purchased by Beecham, Inc. From 1971 to 1973, he served as board member and Vice Chairman of Beecham, Inc. He graduated from Roanoke College with a B.S. in Chemistry in 1946.

     EARNEST W. DEAVENPORT, JR., age 62, is currently Chairman of the Board and Chief Executive Officer of Eastman Chemical Company, Kingsport, Tennessee, where he has served in various capacities since 1960. He was Chairman of the National Association of Manufacturers in 1998 and is currently a member of the National Academy of Engineering. Mr. Deavenport is also a member of the board of directors of AmSouth Bancorporation, a publicly-held corporation. Mr. Deavenport graduated from Mississippi State University with a B.S. in Chemical Engineering in 1960 and from Massachusetts Institute of Technology with an M.S. in Management in 1985.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                        INCUMBENT DIRECTORS -- CLASS III
                             (TERMS EXPIRING 2001)

     JEFFERSON J. GREGORY, age 44, has served as President of King Pharmaceuticals, Inc. since 1993, as President of Parkedale Pharmaceuticals, Inc., a wholly owned subsidiary of King, since February 1998 and as a director since 1995. He was formerly the Director of Regulatory Affairs and Product Information for General Injectables and Vaccines, Inc. from 1991 to 1993 and was a consultant to the pharmaceutical industry from 1989 to 1991. He formerly served as a registered pharmacist in retail pharmacies in the Washington D.C. and Baltimore, Maryland metropolitan areas. He graduated from the University of Maryland School of Law with a Juris Doctor in 1985, University of Maryland School of Pharmacy with a B.S. in Pharmacy in 1979, and Montgomery College with an Associate of Arts in 1976.

     ERNEST C. BOURNE, age 58, has served as President of King's International Division since January 1999 and as a director of King since October 1997. From 1968 until January 1999 he had been employed with Bourne & Co., Inc., an investment banking firm, where he served as President.

     LOIS A. CLARKE, age 54, has served as a director of King since April 1997. Presently she is Executive Vice President and Chief Financial Officer of The United Company in Bristol, Virginia, one of King's principal shareholders. She also serves as President of United Investment Corporation, a registered investment advisor, and an affiliate of The United Company. Ms. Clarke has been with The United Company since 1971 and has been responsible for its financial matters. She is a graduate of McClains College with a degree in Accounting.

     RICHARD C. WILLIAMS, age 56, has served as a director and Vice Chairman of Research for the Board of King since February 25, 2000. He was Chairman of Medco, which merged with King in February 2000, since 1992 and a director of Medco since 1991. He was a director of Vysis, Inc. from 1997 to September 1999 and Co-chairman from January to September 1999. He has been President of Conner-Thoele Limited, a consulting and financial advisory firm which services the health care and pharmaceutical industries, since March 1989. From November 1983 to March 1989, Mr. Williams served as Vice President-Finance and Chief Financial Officer of Erbamont N.V., a pharmaceutical company. Prior to that, he served in various financial and operational executive positions with Field Enterprises, Inc., Abbott Laboratories and American Hospital Supply Corporation. Mr. Williams also serves as a director of Immunomedics, Inc., a biopharmaceutical research company. Mr. Williams is also a director of Centaur, Inc., a private equine diagnostic company. He has a B.A. degree from DePauw University and an M.B.A. from the Wharton School of Finance.

                         INCUMBENT DIRECTORS -- CLASS I
                             (TERMS EXPIRING 2002)

     JOHN M. GREGORY, age 47, has served as Chairman of the Board since King's inception in 1993 and Chief Executive Officer since 1994. He previously co-founded General Injectables and Vaccines, Inc. and served as its President from 1984 through 1994. Prior to this time, he was the owner and registered pharmacist of a pharmacy located in Bastian, Virginia. He graduated from the University of Maryland School of Pharmacy with a B.S. in Pharmacy in 1976.

     D. GREG ROOKER, age 52, has served as a director of King since October 1997. Mr. Rooker is the owner and President of Family Community Newspapers of Southwest Virginia, Inc., Wytheville, Virginia. Family Community Newspapers consists of five community newspapers and a national monthly motor sports magazine. He is a co-founder and secretary/treasurer of the Jason Foundation, a non-profit public charity helping families of the brain-injured. Mr. Rooker is a graduate of Northwestern University with a degree in Journalism.

                         INCUMBENT DIRECTOR -- CLASS II
                              (TERM EXPIRING 2000)

     TED G. WOOD, age 62, has been a director of King since April 1997. Presently, he is President, United Operating Companies, affiliates of The United Company in Bristol, Virginia, one of King's principal shareholders. From 1992 to 1993, he was President of Boehringer Mannheim Pharmaceutical Corporation in Rockville, Maryland. From 1993 to 1994 , he was President of KV Pharmaceuticals in St. Louis, Missouri. From 1975 to 1991, he was employed by SmithKline Beecham Corporation where he served as President of Beecham Laboratories from 1988 to 1989 and Executive Vice President of SmithKline from 1990 to 1991. He graduated from the University of Kentucky with a B.S. in Commerce in 1960. In 1986 he completed the Advanced Management Program at Harvard University.

     ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

ROLE OF THE BOARD

     Pursuant to Tennessee law, our business, property and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of King Pharmaceuticals, Inc., but is not involved in day-to-day operations. Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

BOARD STRUCTURE

     We currently have nine directors. Our Board is divided into three groups, Class I directors, Class II directors, and Class III directors. Each class of directors is elected to serve a three year term. This means that the Class II directors who are elected at the 2000 meeting will serve until the 2003 annual meeting of shareholders unless they resign or are removed.

1999 BOARD MEETINGS

     In 1999, the Board met ten times. No director attended less than 75% of all of the board meetings.

BOARD COMMITTEES

     The Board has established an Audit Committee and a Stock Option Committee.

     The Audit Committee, consisting of D. Greg Rooker, Lois A. Clarke and Frank
W. DeFriece, Jr., met eight times during 1999. The committee has responsibility for:

     - hiring one or more independent public accountants to audit King's books, records, and financial statements and to review its system of accounting, including its systems of internal control;

     - discussing with the independent accountants the results of their audits and reviews;

     - conducting periodic independent review of the systems of accounting, including systems of internal control; and

     - making periodic reports to the Board with respect to its findings.

     The Stock Option Committee currently consists of Lois A. Clarke, Frank W. DeFriece, Jr. and D. Greg Rooker met one time and took action by unanimous written consent on five occasions during 1999. The committee is responsible for administering and determining awards under King's 1997 Incentive and Nonqualified Stock Option Plan for Employees. The Committee also administers the Medco Research, Inc. 1989 Stock Option and Stock Appreciation Rights Plan.

DIRECTOR COMPENSATION

     During 1999, directors of King did not receive fees for their service as directors. However, options for 75,000 shares of common stock have been granted to non-employee directors pursuant to the 1998 Non-Employee Director Stock Option Plan. All of these options remain outstanding.
--------------------------------------------------------------------------------

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the 2000 fiscal year. We are presenting this proposal to the shareholders for ratification at the annual meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS KING'S INDEPENDENT AUDITORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS KING'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

                               OTHER INFORMATION

                              KING STOCK OWNERSHIP

     The following table sets forth certain information regarding the ownership of the common stock as of May 1, 2000, for (i) each person who owns more than 5% of the common stock, (ii) each director and the executive officers who are listed in the executive compensation tables in this proxy statement, and (iii) all executive officers and directors as a group.

                                                                 BENEFICIAL
                                                                OWNERSHIP OF
                                                                COMMON STOCK
                                                          ------------------------
                                                                       PERCENTAGE
                                                          NUMBER OF    OUTSTANDING
EXECUTIVE OFFICERS, DIRECTORS AND 5% SHAREHOLDERS           SHARES      SHARES(1)
-------------------------------------------------         ----------   -----------
John M. Gregory(2)......................................  11,129,172      18.7
Joseph R. Gregory(3)....................................   4,137,404       6.9
Jefferson J. Gregory(4).................................   1,406,327       2.4
James E. Gregory(5).....................................     136,728         *
Ernest C. Bourne(6).....................................     192,505         *
Lois A. Clarke(7)(8)....................................     166,100         *
Frank W. DeFriece, Jr.(9)...............................      25,000         *
D. Greg Rooker(10)......................................     104,945         *
Richard C. Williams(11).................................     122,299         *
Ted G. Wood(8)(12)......................................      67,000         *
All executive officers and directors as a group (18
  persons)..............................................  18,191,556      30.5
The Summit Fund, LLC(13)................................   6,958,891      11.7
Janus Capital Corporation(14)...........................   3,983,900       6.7

-------------------------

   * Less than 1%

 (1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 59,565,219 shares issued and outstanding as of May 1, 2000. Options to purchase shares which are exercisable or become exercisable within 60 days of May 1, 2000 are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

 (2) Includes 8,328,514 shares jointly owned with Mr. Gregory's spouse; 2,743,808 shares owned by S.J., LLC, a limited liability company, the primary members of which are Mr. Gregory's children and 56,850 shares registered in the name of The Lazarus Foundation, Inc., a private foundation controlled by John M. Gregory. Mr. Gregory's address is 501 Fifth Street, Bristol, Tennessee 37620.

 (3) Includes 1,410,375 shares owned through Kingsway L.L.C., a limited liability company, the primary members of which are Mr. Gregory, his spouse and his son and 43,750 shares issuable upon the exercise of options. Mr. Gregory's address is 501 Fifth Street, Bristol, Tennessee 37620.

 (4) Includes 1,200,274 shares jointly beneficially owned by Ms. White-Gregory and Jefferson J. Gregory and 87,000 shares beneficially owned by Gregory Investments, L.P., the general partners of which are Mr. Gregory and Ms. White-Gregory and 43,750 and 5,625 shares issuable upon the exercise of options granted to Mr. Gregory and Ms. White-Gregory, respectively.

 (5) Includes 122,553 shares jointly owned with Mr. Gregory's spouse, 1,050 shares owned by Mr. Gregory's spouse and 13,125 shares issuable upon the exercise of options.

 (6) Includes 40,000 shares issuable upon the exercise of options.

 (7) Includes 24,500 shares held in the name of Ms. Clarke as custodian for Donald Alan Clarke, a minor, and 25,000 shares issuable upon the exercise of options.

 (8) Ms. Clarke and Mr. Wood are affiliates of The United Company.

 (9) Includes 25,000 shares issuable upon the exercise of options.

(10) Includes 25,000 shares held in trust for the benefit of Mr. Rooker's children; 4,275 shares owned by Mr. Rooker's spouse, 10,710 shares owned by Family Community Newspapers of Southwest Virginia, 8,710 shares owned by The Jason Foundation, a non-profit public charity of which Mr. Rooker is co-founder, and 25,000 shares issuable upon the exercise of options.

(11) Includes 67,637 shares jointly owned with Mr. Williams' spouse and 45,135 shares issuable upon the exercise of options.

(12) Includes 25,000 shares issuable upon the exercise of options.

(13) The Summit Fund, LLC is an affiliate of The United Company. The Summit Fund, LLC along with other affiliates of The United Company beneficially own in the aggregate 9,354,288 shares representing approximately 15.7% of the outstanding shares. The address of The Summit Fund, LLC is 1005 Glenway Avenue, Bristol, Virginia 24201.

(14) Based on Schedule 13G filed with the SEC on behalf of Janus Capital Corporation and Thomas H. Bailey, the address of which is 100 Fillmore Street, Denver, Colorado 80206.

     Messrs. John M. Gregory, Joseph R. Gregory, Jefferson J. Gregory and James
E. Gregory serve as executive officers of King. Messrs. John M. Gregory, Joseph
R. Gregory and Jefferson J. Gregory also serve as directors of King.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid by King to its chief executive officer and the four other most highly paid executive officers earning in excess of $100,000 during 1999.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL
                                                          COMPENSATION
                                              FISCAL   ------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR     SALARY     BONUS    COMPENSATION(1)
---------------------------                   ------   --------   -------   ---------------
John M. Gregory.............................   1999    $361,188       -0-       $4,800
  Chairman of the Board and                    1998     361,566       -0-        4,800
  Chief Executive Officer                      1997     360,918       -0-        4,800

Joseph R. Gregory...........................   1999    $301,188       -0-       $4,800
  Vice Chairman of Operations of the Board     1998     282,882       -0-        4,800
  and President and Chief Operating            1997     265,854       -0-        4,800
  Officer, Monarch Pharmaceuticals, Inc.

Jefferson J. Gregory........................   1999    $300,729       -0-       $4,800
  President and Chief Operating                1998     281,099       -0-        4,800
  Officer, King Pharmaceuticals, Inc.          1997     242,588       -0-        4,800
  and Parkedale Pharmaceuticals, Inc.

Ernest C. Bourne(2).........................   1999    $303,186       -0-       $4,800
  President, International Division

James E. Gregory............................   1999    $237,441       -0-       $4,800
  Executive Vice President,                    1998     228,795    10,000        2,250
  General Manager                              1997     201,569     4,000        4,800

-------------------------

(1) All Other Compensation reflects matching contributions to the 401(k) plan.

(2) Mr. Bourne became an executive officer in January 1999. For other information regarding payments to Mr. Bourne, see the section below entitled "Certain Transactions."

                                 OPTION GRANTS

     The following table sets forth the number of options to purchase shares of common stock that had been granted to executive officers named in the Summary Compensation Table above as of December 31, 1999.

                    OPTIONS/SARS GRANTED IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
-------------------------------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF                                 ANNUAL RATES OF STOCK
                         SECURITIES   TOTAL OPTIONS                               PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                          OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
NAME                     GRANTED(#)    FISCAL YEAR       ($/SH)         DATE       5% ($)        10% ($)
----                     ----------   --------------   -----------   ----------   ---------     ---------
Jefferson J. Gregory...    25,000          4.3%           45.06         2009      1,156,396     2,508,630
Joseph R. Gregory......    25,000          4.3%           45.06         2009      1,156,396     2,508,630
Ernest C. Bourne.......    25,000          4.3%           45.06         2009      1,156,396     2,508,630
James E. Gregory.......     7,500          1.3%           45.06         2009        346,919       752,589

-------------------------

(1) Based on $56.06 per share, the closing price of the common stock as quoted on the Nasdaq Stock Market at December 31, 1999.

     The following table discloses information regarding stock options held at the end of or exercised in fiscal year 1999 for executive officers named in the Summary Compensation Table above as of December 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES                   AT DECEMBER 31, 1999(1)       AT DECEMBER 31, 1999(1)
                        ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   --------   -----------   -------------   -----------   -------------
Jefferson J.
  Gregory.............      -0-         n/a        43,750         18,750       $1,151,188      $876,188
Joseph R. Gregory.....      -0-         n/a        43,750         18,750       $1,151,188      $876,188
Ernest C. Bourne......      -0-         n/a        40,000            -0-       $  975,950      $    -0-
James E. Gregory......      -0-         n/a        13,125          5,625       $  345,356      $262,856

-------------------------

(1) Based on $ 56.06 per share, the closing price of the common stock as quoted on the Nasdaq Stock Market at December 31, 1999.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1999, Messrs. John M., Jefferson J. and Joseph R. Gregory participated in the deliberations of the Board concerning executive officer compensation. See the Report of the Compensation Committee on Executive Compensation, below, for further discussion.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     During 1999 the entire Board assumed the responsibility for reviewing and approving compensation for the executive officers. However, no director who also serves as an executive officer participated in deliberations about his own compensation.

     In determining executive compensation for 1999, the Board attempted to make executive compensation sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals essential to King's long-term success and growth in shareholder value. The typical executive compensation package consisted of two main components: (1) base salary and (2) cash bonuses. The stock option committee also granted stock options to the executive officers, except for John M. Gregory, Chairman of the Board and Chief Executive Officer.

BASE COMPENSATION

     During 1999, the Board's approach was to offer executive salaries competitive with those of other executives in King's industry. To that end, the Board evaluated the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data and King's own experience recruiting and training executives and professionals. Base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance and the performance of the individual executive.

BONUSES

     In addition to base salary, executives and managers are eligible to receive discretionary bonuses from time to time. The amount of the bonus and any performance criteria vary with the position and role of the individual.

STOCK OPTION GRANTS

     During 1999, the stock option committee granted stock options to executive officers in order to provide them with a competitive total compensation package and to reward them for their contribution to the long-term price performance of our common stock. Grants of stock options are designed to align executive officers' interests with those of our shareholders. The Stock Option Committee determines option awards for executive officers.

                                     BOARD OF DIRECTORS ACTING
                                     AS COMPENSATION COMMITTEE
                                     FOR 1999

                                     John M. Gregory, Chairman of the Board
                                     Joseph R. Gregory
                                     Jefferson J. Gregory
                                     Ernest C. Bourne
                                     Lois A. Clarke
                                     Frank W. DeFriece, Jr.
                                     D. Greg Rooker
                                     Ted G. Wood

                               PERFORMANCE GRAPH

     The graph below compares the performance of King since its initial public offering in June 1998 with the S&P 500 Index and a peer group index. It shows an investment of $100 on June 25, 1998. The peer group index includes United States pharmaceutical companies which trade on the Nasdaq Stock Market.

                                                                             NASDAQ STOCK MARKET (US       NASDAQ STOCKS (SIC
                                               KING PHARMACEUTICALS, INC.          COMPANIES)            2830-2839 US COMPANIES)
                                               --------------------------    -----------------------     -----------------------
06/1998                                                  100.0                        101.8                        99.9
12/1998                                                  188.4                        119.4                       126.8
06/1999                                                  184.8                        146.5                       143.0
12/1999                                                  600.7                        221.3                       239.7

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our officers and directors are subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) requires these persons to file with the SEC reports of their holdings and transactions in King Pharmaceuticals, Inc. common stock and options. Based on our records and representations from these persons, we believe that SEC beneficial ownership reporting requirements for 1999 were met, except those items listed below.

     - A late report was filed regarding the purchase of King's common stock by Carol Diane Holbrook in June 1998.

     - A late report was filed regarding the acquisition of options to purchase King's common stock by Ronald C. Siegfried in November 1999.

     - Late reports were filed regarding the receipt of a gift of shares by James E. Gregory in August 1998 and regarding sales of shares by James E. Gregory in September 1999.

     Due to the complexity of the reporting rules, King has assumed certain responsibilities for filing compliance and has instituted procedures to assist officers and directors with these obligations.

                              CERTAIN TRANSACTIONS

     King Pharmaceuticals Benevolent Fund, Inc. (the "Benevolent Fund") is a nonprofit corporation organized under the laws of the Commonwealth of Virginia and is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code. The Board of the Benevolent Fund includes John M. Gregory, Joseph R. Gregory, Jefferson J. Gregory, James E. Gregory and R. Henry Richards, M.D. who are also executive officers of King. Messrs. John M., Joseph R. and Jefferson J. Gregory are also directors of King. King advanced $1.0 million in 1997 to the Benevolent Fund which was used for general operating purposes. At December 31, 1999, the Benevolent Fund was not indebted to King. The Benevolent Fund is independent of King, maintains its own accounting records and its activities are not directly related to the business of King. We donated inventory with a cost of approximately $1.8 million to the Benevolent Fund in 1999.

     The Summit Fund, LLC is an affiliate of The United Company, a Virginia corporation. The Summit Fund, LLC and certain of The United Company's shareholders, officers, directors and employees are the beneficial owners of approximately 15.7% of our common stock. Currently, two members of our Board of Directors, Lois A. Clarke and Ted G. Wood, are affiliates of The United Company. As part of the sale of stock to The United Company on March 17, 1997, we executed a Promissory Note in the amount of $1.8 million payable to The United Company. The Promissory Note was paid in full in March 1999. Proceeds of the loan from The United Company were used to fund, in part, the acquisition of the Cortisporin(R) and Pediotic(R) product lines from Glaxo Wellcome.

     For the year ended December 31, 1998, King had paid Bourne & Co., Inc., an affiliate of Mr. Bourne (a director and since January 1999, the President of the International Division) $2,475,000 for consulting services. Additionally, in connection with the acquisition of Altace(R) and the related financing, Bourne & Co., Inc., received $1,250,000 in January 1999. We also purchased office furniture, accessories and supplies for our international division office in Charlotte, North Carolina from Bourne & Co., Inc. for approximately $79,000. Bourne & Co., Inc. provided consulting services in areas such as corporate development, financing alternatives and strategies, and general business planning.

     In September 1998, we purchased for approximately $350,000 the primary residence of Jefferson J. Gregory in connection with his relocation to the Parkedale facility. We sold the property for $250,000 in February 2000.

                                 OTHER MATTERS

     The Board knows of no matters other than those discussed in this proxy statement which will be presented at the 2000 annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

     Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we, without charge, will provide a copy of our annual report on Form 10-K for the year ended December 31, 1999. Requests should be directed to our Investor Relations Department, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol Tennessee 37620 (which is the address of King's principal executive offices), (423) 989-8023.

                                          BY ORDER OF THE BOARD
                                          OF DIRECTORS

                                          /S/ JOSEPH R. GREGORY
                                          Joseph R. Gregory
                                          Secretary

Bristol, Tennessee
May 15, 2000

PROXY                      KING PHARMACEUTICALS, INC.
                                501 FIFTH STREET
                            BRISTOL, TENNESSEE 37620

                      THIS PROXY IS SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned appoints each of John A. A. Bellamy and Kyle P. Macione, or either of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of King Pharmaceuticals, Inc. (the "Company") at the close of business on May 5, 2000, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at MeadowView Conference Resort & Convention Center, 1901 MeadowView Parkway, Kingsport, Tennessee, on Friday, June 23, 2000, at 2:00 p.m., E.D.T., and at any and all adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in his discretion as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

(1) Approval of amendment of the Charter to increase the number of authorized shares of common stock to 300,000,000.

    [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

(2) Election of two Class II directors to serve until the 2003 Annual Meeting of Shareholders, or until their successors have been duly elected and qualified.

    [ ] FOR all nominees listed below (except as indicated to the contrary below).

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

       Joseph R. Gregory   Frank W. DeFriece, Jr.   Earnest W. Deavenport, Jr.

    INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

--------------------------------------------------------------------------------

(3) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and auditors for 2000.

    [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

    The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Shareholders of King Pharmaceuticals, Inc. and the related Proxy Statement.

Dated:                   , 2000
     --------------------------                  Signed:
                                                 -------------------------------

                                                 Signed:
                                                 -------------------------------

                                                 Shareholder should sign here
                                                 exactly as shown on the label
                                                 affixed hereto. Administrator,
                                                 Trustee, or Guardian, please
                                                 give full title. If more than
                                                 one Trustee, all should sign.
                                                 All Joint Owners should sign.

                                                 Please indicate if you plan to
                                                 attend the Annual Meeting of
                                                 Shareholders.  [ ] Yes    [ ]
                                                 No

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO:

Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072